Exhibit 10.31

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of August     , 2010 (as from time to time amended, modified or supplemented, this “Agreement”), by and among K2M GROUP HOLDINGS, INC., a Delaware corporation (the “Company”), WELSH, CARSON, ANDERSON & STOWE XI, L.P., a Delaware limited partnership (“WCAS”), FFC Partners III, L.P., a Delaware limited partnership (“FFC”), and each of the other entities and individuals from time to time listed on Schedule I hereto (together with WCAS and FFC, each individually a “Stockholder” and collectively, the “Stockholders”).

RECITALS:

WHEREAS, on July 2, 2010, the Company, Altitude Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub”), K2M, Inc., a Delaware corporation (“K2M”), and the other parties thereto, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub is being merged with and into K2M (the “Merger”) on the date hereof, with K2M continuing as the surviving corporation and an indirect wholly owned subsidiary of the Company;

WHEREAS, in connection with the Merger, on the date hereof the Company and each of the Stockholders have entered into a Contribution Agreement (the “Contribution Agreement”), pursuant to which the Stockholders are acquiring on the date hereof certain shares of Series A Convertible Preferred Stock, par value $.001 per share, of the Company (the “Company Preferred Stock”) and certain shares of Common Stock, par value $.001 per share, of the Company (the “Company Common Stock” and, together with the Company Preferred Stock, the “Company Capital Stock”); and

WHEREAS, the Company and the Stockholders desire to enter into this Agreement in order to provide for certain registration rights with respect to the shares of Company Common Stock now owned or hereafter acquired by the Stockholders, including upon the conversion of the Company Preferred Stock.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

“Commission” means the United Stated Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission thereunder, as the same may be amended from time to time.

“IPO Date” means the first date on which Common Stock shall have been sold by the Company in a Public Offering.

“Legacy Investor Group” means, collectively, the holders of a majority of the aggregate number of shares of Registrable Stock held by the Rollover Stockholders and FFC.

“Public Offering” means the sale of shares of Common Stock to the public by the Company pursuant to an effective registration statement (other than a registration statement on Form S-4 or Form S-8 or any successor form) filed with the Commission under the Securities Act.

“Registrable Stock” means, at any time, (x) all shares of Common Stock from time to time held by the Stockholders, including all shares from time to time issued or issuable upon the conversion of the Company Preferred Stock and (y) any shares of Common Stock issuable with respect to the foregoing by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular shares of Registrable Stock, such shares shall cease to be Registrable Stock (i) when a registration statement with respect to the sale of such shares shall have been declared effective under the Securities Act and such shares shall have been sold in accordance with such registration statement, (ii) when such shares shall have been sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) when, with respect to any holder thereof that is not an affiliate (as defined in Rule 144(a)(1) under the Securities Act) of the Company, all such shares held by such holder are, at the time such determination is made, eligible for sale under Rule 144 as a result of the expiration of the applicable holding period under Rule 144(d) under the Securities Act.

“Rollover Stockholders” means the Stockholders listed on Schedule I to the Contribution Agreement.

“Securities Act” means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission thereunder, as the same may be amended from time to time.

SECTION 2. Registration Rights.

(a) Demand Registration Rights. Subject to Section 2(c) below, if the Company shall (i) at any time on or after the date hereof be requested by WCAS or (ii) at any time after the 180th day following the IPO Date be requested by the Legacy Investor Group, in a writing that states the number of shares of Registrable Stock to be sold and the intended method of disposition thereof (each such written request, a “Demand Request” and WCAS or the Legacy Investor Group, as applicable, the “Demand Initiating Party”), to effect a registration under the Securities Act of all or any portion of the Registrable Stock then held by WCAS or the Legacy Investor Group, as the case may be, the Company shall immediately notify in writing (each such notice, a “Demand Registration Notice”) each other Stockholder who at the time holds Registrable Stock of such proposed registration and shall use its commercially reasonable efforts to register under the Securities Act (each such registration, a “Demand Registration”), for public sale in accordance with the method of disposition specified in such Demand Request, the number of shares of Registrable Stock specified in such Demand Request (plus the number of shares of Registrable Stock specified in any written request for registration of shares of Registrable Stock that is received from each other Stockholder who at the time holds Registrable Stock and receives the Demand Registration Notice within 20 days after receipt by such other Stockholder of such Demand Registration Notice). In addition, with the written consent of the Demand Initiating Party, the Company shall be entitled to include in any Demand Registration, for sale in accordance with the method of disposition specified by the Demand Initiating Party, shares of Common Stock to be sold by the Company for its own account or for the account of other stockholders other than Stockholders. In the event that the proposed method of disposition specified by the Demand Initiating Party shall be an underwritten public offering, (i) the managing underwriter shall be selected by WCAS (or the Legacy Investor Group, only if WCAS is not a participant in such offering) and (ii) the number of shares of Registrable Stock to be included in such an offering may be reduced (following consultation with WCAS and the Legacy Investor Group (if the Legacy Investor Group is the Demand Initiating Party)) if and to the extent that, in the good faith opinion of the managing underwriter of such offering, inclusion of all shares would adversely affect the marketing (including the offering price) of the Registrable Stock to be sold, and, in the case of any such reduction, shares shall be included in such offering to the extent so permissible on the following basis: (A) first, all Registrable Stock proposed to be included by the Stockholders shall be included (subject to pro rata reduction among the Stockholders seeking to include Registrable Stock in such offering based on the number of such shares of Registrable Stock held by such Stockholders), (B) second, to the extent provided above, Common Stock proposed to be included by the Company for the account of the Company shall be included and (C) third, to the extent provided above, Common Stock proposed to be included by the Company for the account of other stockholders of the Company shall be included. The Company shall abandon any Demand Registration resulting from a Demand Request from WCAS upon the request of WCAS and neither the Company, the Legacy Investor Group nor WCAS shall have any liability to any Stockholder with respect to such abandonment. The Company shall abandon any Demand Registration resulting from a Demand Request from the Legacy Investor Group upon the request of the Legacy Investor Group and none of the Company, WCAS nor the Legacy Investor Group shall have any liability to any Stockholder with respect to such abandonment. The Legacy Investor Group shall have the right to request only two (2) Demand Registrations. WCAS shall have the right to request an unlimited number of Demand Registrations. Notwithstanding anything else to the contrary contained herein the Company shall not be required to effect a Demand Registration hereunder unless the reasonably anticipated aggregate net proceeds thereof (determined at the time of the giving of the Demand Request) exceed (x) $50,000,000, in the case of a registration on Form S-l or any successor thereto or (y) $25,000,000, in the case of a registration on Form S-3 or any successor thereto.

(b) Short-Form Registration Qualification. From and after the IPO Date the Company shall use its commercially reasonable efforts to qualify under the provisions of the Securities Act, and thereafter, to continue to qualify at all times, for registration on Form S-3 or any successor thereto.

(c) Certain Provisions Relating to Demand Registrations. In connection with a Demand Registration, the Company shall be obligated to effect such Demand Registration in accordance with the following provisions:

(i) the obligations of the Company under Section 2(a) above to effect a Demand Registration shall be deemed satisfied only when a registration statement covering not less than seventy-five percent (75%) of the shares of Registrable Stock specified in the applicable Demand Request and in each notice delivered by any other Stockholder who holds Registrable Stock requesting registration of Registrable Stock in response to the Demand Registration Notice for sale in accordance with the intended method of disposition specified by WCAS or the Legacy Investor Group, as the case may be, in the Demand Request shall have become effective and remained effective through the end of the Period of Distribution of the registration contemplated thereby (determined as provided in the last paragraph of Section 2(f));

(ii) without the prior written consent of the Demand Initiating Party, the Company will not effect any other registration of its Common Stock, whether for its own account or that of other holders, from the date of receipt of a Demand Request until the completion of the Period of Distribution of the registration contemplated by such Demand Request (determined as provided in the last paragraph of Section 2(f)); and

(iii) for the avoidance of doubt, and notwithstanding anything else to the contrary contained herein, the Legacy Investor Group shall only have the right to make two (2) Demand Requests and such Demand Requests may not be made until the 180th day following the IPO Date.

(d) Piggyback Registration Rights. If at any time the Company proposes to register any of its Common Stock or any other equity securities (or other securities convertible into equity securities) of the Company under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (other than a Demand Registration or a registration on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto) or any other form not available for registering the Registrable Stock for sale to the public), as soon as practicable prior to the filing of such registration statement with the Commission, it will give written notice of its intention to effect such registration (each such notice a “Piggyback Notice”) to (i) if such proposed registration is being made in connection with the Company’s initial Public Offering, WCAS and, unless WCAS elects to waive its rights under this Section 2(d) as provided below with respect to such registration within ten days of receiving its Piggyback Notice, to each other Stockholder who at the time holds Registrable Stock or (ii) if such proposed registration is to occur after the IPO Date, to each Stockholder who at the time holds Registrable Stock. Upon the written request of any Stockholder receiving such notice, given within 20 days after the giving of the Piggyback Notice to all Stockholders holding Registrable Stock, to register any of its Registrable Stock (which request shall state the number of shares of Registrable Stock to be so registered and, subject to the other requirements of this Section 2, the intended method of disposition thereof), the Company will use its commercially reasonable efforts to cause the Registrable Stock, as to which registration shall have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by such

Stockholder of such Registrable Stock so registered; provided, that nothing herein shall prevent the Company from abandoning or delaying such registration at any time. Notwithstanding anything to the contrary contained herein, in connection with any registration statement to be filed prior to the IPO Date, if WCAS elects to waive its rights under this Section 2(d) with respect to such registration and the related initial Public Offering, such waiver shall be effective as a waiver of the rights of all Stockholders under this Section 2(d) with respect to such registration and offering. In the event that any registration referred to in this Section 2(d) shall be, in whole or in part, an underwritten public offering, such Registrable Stock shall be included in the underwriting on the same terms and conditions as the shares otherwise being sold through underwriters under such registration. The number of shares of Registrable Stock to be included in such an underwritten offering may be reduced (following consultation with the Company and WCAS) if and to the extent that, in the good faith opinion of the managing underwriter of such offering, inclusion of all shares would adversely affect the marketing (including the offering price) of the shares or other securities to be sold, and, in the case of any such reduction, shares shall be included in such offering to the extent so permissible on the following basis: (A) first, all shares proposed to be included by the Company for the account of the Company shall be included, (B) second, all Registrable Stock proposed to be included by the Stockholders shall be included (subject to pro rata reduction among the Stockholders seeking to include Registrable Stock in such offering based on the number of shares of Registrable Stock held by such Stockholders), and (C) finally, Common Stock proposed to be included by the Company for the account of other stockholders of the Company shall be included.

(e) Holdback Agreement. Notwithstanding anything to the contrary contained in this Agreement, with respect to any underwritten Public Offering, each Stockholder shall, unless otherwise agreed by the managing underwriter of such offering and WCAS (in the case of any Demand Registration in which WCAS participates) or the Company (in the case of any other registration), refrain from transferring, selling, assigning, pledging, hypothecating or otherwise disposing (including by operation of law), whether directly or indirectly, Registrable Stock (other than pursuant to a registration statement filed pursuant to Section 2(a) or 2(d) above) during the period beginning on the tenth day preceding the effective date of the registration statement for such offering and continuing through the end of the Period of Distribution of the registration contemplated thereby (determined as provided in the last paragraph of Section 2(f)) and, if requested by any managing underwriter of such offering, to execute a customary lock-up agreement consistent with the foregoing; provided, that, such period shall not continue beyond (x) in the case of the Company’s initial Public Offering, the 181st day after the IPO Date and (y) in the case of any other Public Offering, the 91st day after shares are first sold to the public in such offering; provided, further, that such period may not be shortened for a Stockholder pursuant to an amendment or waiver unless such amendment or waiver (i.e., shorter period) applies to all Stockholders. The provisions of this Section 2(e) shall terminate for all Stockholders upon WCAS giving written notice of such termination to the Company (a copy thereof to be promptly forwarded by the Company to the other Stockholders).

(f) Certain Registration Procedures. If and whenever the Company is required by the provisions of this Section 2 to use its commercially reasonable efforts to effect the registration of Registrable Stock under the Securities Act, the Company will, as expeditiously as possible:

(i) prepare (and afford the Stockholders Counsel (as hereinafter defined) reasonable opportunity to review and comment thereon) and file with the Commission a registration statement with respect to such Registrable Stock and use its commercially reasonable efforts to cause such registration statement to become and remain effective through the end of the Period of Distribution contemplated thereby (determined as provided in the last paragraph of this Section 2(f));

(ii) prepare (and afford the Stockholders Counsel reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective through the end of Period of Distribution contemplated thereby (determined as provided in the last paragraph of this Section 2(f)) and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement through the end of such Period of Distribution;

(iii) furnish to each selling Stockholder and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Stock covered by such registration statement;

(iv) use its commercially reasonable efforts to register or qualify the Registrable Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as WCAS, the Stockholders Counsel or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request; provided, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2(f)(iv), (y) subject itself to taxation in any such jurisdiction in which it would not otherwise be subject to taxation but for this Section 2(f)(iv) or (z) consent to general service of process in any jurisdiction in which it would not otherwise be subject to general service of process but for this Section 2(f)(iv);

(v) immediately notify each selling Stockholder under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (and upon receipt of any such notice, each selling Stockholder agrees to suspend sales of Registrable Stock covered by such prospectus until such time as the Company notifies it that the prospectus (as supplemented or amended) no longer includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing);

(vi) use its commercially reasonable efforts (if the offering is underwritten) to furnish, at the request of WCAS or the Stockholders Counsel, on the date that Registrable Stock is delivered to the underwriters for sale pursuant to such registration: (A) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to each selling Stockholder, stating that such registration statement has become effective under the Securities Act and that (1) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (2) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (3) to such other effects as may reasonably be requested by counsel for the underwriters or by WCAS or the Stockholders Counsel, and (B) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters, WCAS or the Stockholders Counsel may reasonably request; and

(vii) make available for inspection by WCAS, any underwriter participating in any distribution pursuant to such registration statement, the Stockholders Counsel and any accountant or other agent retained by WCAS or such underwriters, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by WCAS, the Stockholders Counsel or any of such underwriters, attorneys, accountants or agents in connection with such registration statement and permit WCAS, the Stockholders Counsel and such underwriters, attorneys, accountants or agents to participate in the preparation of such registration statement.

For purposes of Sections 2(c), 2(e) and 2(f) above, the “Period of Distribution” of Registrable Stock in an underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, the Period of Distribution of Registrable Stock in a registration pursuant to Rule 415 under the Securities Act shall be zero days, and the Period of Distribution of Registrable Stock in any other registration shall be deemed to extend until the sale of all Registrable Stock covered thereby; provided, that (x) in the case of a Demand Registration, such period shall not extend beyond the date specified by the Demand Initiating Investor in the applicable Demand Request (if so specified) and (y) in the case of a registration pursuant to Section 2(d), such period shall not extend beyond the date specified by the Company (if so specified).

(g) Information From Selling Stockholders. In connection with each registration hereunder, Stockholders selling Registrable Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

(h) Underwriting Agreement. In connection with any registration pursuant to this Section 2 that covers an underwritten Public Offering, the Company and Stockholders selling Registrable Stock each agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters, selling stockholders and a company of the Company’s size and investment stature; provided, that in the case of any Demand Registration, such agreement shall be satisfactory to WCAS.

(i) Expenses. The Company will pay all Registration Expenses (as defined below) incurred in complying with Section 2 of this Agreement. All Selling Expenses (as defined below) incurred in connection with any registered offering of securities that, pursuant to this Section 2, includes Registrable Stock, shall be borne by the participating sellers, including the Company if the Company is a seller, in proportion to the number of shares sold by each, or borne by such participating sellers, including the Company if the Company is a seller, in such other manner as the participating sellers may mutually agree. All expenses incident to performance of or compliance by the Company with Section 2 hereof, including, without limitation, all Commission, stock exchange, Nasdaq or Financial Industry Regulatory Authority, Inc. (“FINRA”) registration and filing fees (including, without limitation, fees and expenses incurred in connection with the listing of the Common Stock of the Company on any securities exchange or exchanges or Nasdaq), printing, distribution and related expenses, fees and disbursements of counsel and independent public accountants for the Company, all reasonable fees and disbursements of one firm counsel for the Stockholders selected by WCAS (or, in the event WCAS is not participating in such registration, such counsel shall be selected by the Stockholders holding a majority of the Shares of Registrable Stock proposed to be included in such registration) (the “Stockholders Counsel”), all fees and expenses incurred in connection with compliance with state securities or blue sky laws and the rules of FINRA or any securities exchange, transfer taxes and fees of transfer agents and registrars, but excluding any Selling Expenses, are herein called “Registration Expenses”. All underwriting discounts and selling commissions applicable to the sale of Registrable Stock are herein called “Selling Expenses”.

(j) Suspension. The Company shall be entitled to suspend the rights of selling Stockholders to make sales pursuant to a registration statement otherwise required to be kept effective hereunder if the Company determines in good faith that there exists a material proposed transaction (including any proposed acquisition or disposition) that would be required to be disclosed in such registration statement and the disclosure of which would either have a material adverse effect on such material proposed transaction or the Company; provided, that, without the written consent of WCAS (and, if the Legacy Investor Group is the Demand Initiating Party, the Legacy Investor Group), (i) such delay shall not continue beyond the earlier of (A) the date upon which such material information is otherwise disclosed to the public or ceases to be material and (B) 60 days after the Company effects such suspension and (ii) there can be no more than one such delay in any twelve month period.

SECTION 3. Indemnification Rights and Obligations In Respect of Registered Offerings of Registrable Stock.

(a) Company Indemnification of Selling Stockholders. In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 2 of this Agreement, the Company will indemnify and hold harmless each seller of Registrable Stock thereunder and each other person, if any, who controls such seller within the meaning of the Securities Act and each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus; provided, further, that the indemnity agreement contained in this Section 3(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Selling Stockholder Indemnification of the Company and the Other Selling Stockholders. In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 2 of this Agreement, each seller of such Registrable Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, and each other seller of Registrable Stock and each person who controls any such other seller of Registrable Stock, against all losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which the Company or such officer or director or underwriter or other seller or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter, other seller of Registrable Stock and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further, that the liability of each seller hereunder shall be limited to the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Registrable Stock covered by such registration statement; provided, further, that the indemnity agreement contained in this Section 3(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such seller of Registrable Stock (which consent shall not be unreasonably withheld).

(c) Indemnification Procedures. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to promptly notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 3. In case any such action shall be brought against any indemnified party and it shall promptly notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 3 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party; provided that such fees and expenses shall be at the expense of the indemnifying party if (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity was sought hereunder by such indemnified party unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnification of underwriters provided for in this Section 3 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters as provided in Section 2(h).

(d) Contribution. If the indemnification provided for in Sections 3(a) and 3(b) above is unavailable or insufficient to hold harmless an indemnified party under such Sections in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters or the sellers of such Registrable Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including, without limitation, the failure to give any notice under Section 3(c) above. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters or the sellers of such Registrable Stock, on the other, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of the Stockholders agrees that it would not be just and equitable if contributions pursuant to this Section were determined by pro rata allocation (even if all of the sellers of such Registrable Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this Section, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, the sellers of such Registrable Stock shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Registrable Stock sold by each of them was offered to the public exceeds the amount of any damages which they are otherwise required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

SECTION 4. Rule 144. The Company agrees with the Stockholders that, from and after the IPO Date, it shall file any and all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, or, if the Company is not thereafter required to file any such reports, it shall, upon the written request of any Stockholder, make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act. Upon the written request of any Stockholder, the Company shall promptly furnish to such Stockholder a written statement by the Company as to its compliance with the reporting requirements set forth in this Section 4.

SECTION 5. Duration of Agreement. Except as provided in Section 2(e), all provisions of this Agreement shall survive so long as any Stockholder owns any Registrable Stock.

SECTION 6. Miscellaneous.

(a) Additional Registration Rights. Without the consent of WCAS, the Company shall not grant any registration rights to any other person that are inconsistent or conflict with the registration rights granted hereunder.

(b) Headings. Headings of sections of this Agreement are inserted for convenience of reference only and shall not affect the interpretation hereof.

(c) Severability. Each provision of this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses contained herein. If one or more of the provisions contained in this Agreement shall for any reason be held to be unenforceable, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with applicable law, and no other provision hereof shall be affected by such holding, limitation or reduction.

(d) Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. The rights and obligations of the Company hereunder shall not be assigned without the written consent of WCAS. The rights and obligations of a Stockholder shall not be assigned without the written consent of WCAS (in the case of any assignment by a Stockholder other than WCAS) and the Company. Any attempted assignment in violation of this Section 6(d) shall be null and void. Notwithstanding the foregoing, any Stockholder’s rights hereunder are assignable without consent to a transferee in connection with any transfer of Registrable Stock (including by means of transferring securities that are directly or indirectly convertible into or exercisable or exchangeable for Registrable Stock) so long as (A) such transferee expressly agrees to become bound hereby as an “Stockholder” hereunder pursuant to a written instrument in form and substance reasonably satisfactory to WCAS and the Company and (B) notice of such transfer is given to WCAS and the Company.

(e) Entire Agreement; Modification. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be modified or amended except by a writing signed by the Company and WCAS; provided, that no provision of this Agreement may be modified or amended in a manner materially adverse to a Stockholder, other than WCAS (in its capacity as a Stockholder hereunder), if such modification or amendment affects such Stockholder disproportionately relative to the other Stockholders, except with the written consent of such Stockholder. Notwithstanding the foregoing, an amendment, supplement or modification hereto that merely adds one or more holders of Registrable Stock as a Stockholder(s) hereunder shall be effective upon the written agreement of the Company and WCAS. Except as otherwise provided herein, any waiver of any provision of this Agreement must be in a writing signed by the party against whom enforcement of such waiver is sought.

(f) Notices. All notices, requests, instructions and other documents that are required to be or may be given or delivered pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered by hand or national overnight courier service or transmitted by facsimile (subject to electronic confirmation of such facsimile transmission), or mailed by registered or certified mail, postage prepaid, as follows:

If to the Company, to it at:

K2M Group Holdings, Inc.

c/o Welsh Carson, Anderson & Stowe XI, L.P.

320 Park Avenue, Suite 2500

New York, NY 10022

Attention: Sean M. Traynor

Facsimile: (212) 893-9566

with a copy to:

Welsh, Carson, Anderson & Stowe XI, L.P.

320 Park Avenue, Suite 2500

New York, NY 10022

Attention: Sean M. Traynor

Facsimile: (212) 893-9566

with an additional copy to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attention: Christopher Rile, Esq.

Facsimile: (212) 596-9090

If to any Stockholder, to such Stockholder at its address set forth on Schedule I hereto, or such other address or addresses or facsimile number or numbers as any party hereto shall have designated by notice in writing to the other parties hereto. Such notices, requests, instructions and other documents shall be deemed given or delivered (i) five business days following sending by registered or certified mail, postage prepaid, (ii) one business day following sending by national overnight courier service, (iii) the day of sending, if sent by facsimile prior to 5:00 p.m. (EST) on any business day or the next succeeding business day if sent by facsimile after 5:00 p.m. (EST) on any business day or on any day other than a business day or (iv) when delivered, if delivered by hand.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any or all such counterparts may be executed by facsimile.

(h) Changes in Registrable Stock. If, and as often as, there are any changes in the Registrable Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof as may be required so that the rights and privileges granted hereby shall continue with respect to the Registrable Stock as so changed and the Company shall make appropriate provision in connection with any merger, consolidation, reorganization or recapitalization that any successor to the Company (or resulting parent thereof) shall agree, as a condition to the consummation of any such transaction, to expressly assume the Company’s obligations hereunder.

(i) Specific Performance. Each party hereto agrees that a remedy at law for any breach or threatened breach by such party of this Agreement would be inadequate and therefore agrees that any other party hereto shall be entitled to specific performance of this Agreement in addition to any other available rights and remedies in case of any such breach or threatened breach.

(j) Governing Law. This Agreement and all disputes arising out of or relating to this Agreement, its subject matter, the performance by the parties of their respective obligations hereunder or the claimed breach hereof, whether in tort, contract or otherwise, shall be governed by and construed in accordance with the internal laws of the State of New York.

(k) Interpretation. As used herein, the words “hereof”, “herein”, “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and the word “Section” refers to a Section of this Agreement unless otherwise specified. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

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IN WITNESS WHEREOF, the Company and the Stockholders have executed this Registration Rights Agreement as of the day and year first above written.

The Company:	K2M GROUP HOLDINGS, INC.

	By:	/s/ Sean M. Traynor
	Name:	Sean M. Traynor
	Title:	President

WCAS:	WELSH, CARSON, ANDERSON & STOWE XI, L.P.

	BY:	WCAS ASSOCIATES XI, LLC,
Its General Partner

	By:	/s/ Sean M. Traynor
	Name:	Sean M. Traynor
	Title:	Managing Member

FFC:	FFC PARTNERS III, L.P.

	BY:	FFC GP III LLC,
Its General Partner

	By:	/s/ Kathy Larson
	Name:	Kathy Larson
	Title:	Authorized Chamber

FFC EXECUTIVE PARTNERS III, L.P.

	BY:	FFC GP III LLC,
Its General Partner

	By:	/s/ Kathy Larson
	Name:	Kathy Larson
	Title:	Authorized Chamber

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SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

OTHER STOCKHOLDERS:	PARKWOOD LLC

	By:	/s/ Lewis Parker
Name:
Title:

/s/ Angie Cooke
Angie Cooke

/s/ Tom Delaney
Tom Delaney

/s/ John Kostuik
John Kostuik

/s/ Theresa Simpson
Theresa Simpson

/s/ Christopher Straight
Christopher Straight

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SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

/s/ John Ulmer
John Ulmer

/s/ Megan McMullen
Megan McMullen

/s/ Lane Major
Lane Major

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

WCAS MANAGEMENT CORPORATION

By:	/s/ Jonathan M. Rather
Name:	Jonathan M. Rather
Title:	Treasurer

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT